EXHIBIT 23.1

April 12, 2013


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K) of Innovative Product Opportunities Inc. of our audit report, dated April 12, 2013, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2012 which appears in the Annual Report.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
April 12, 2013